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                                                                    EXHIBIT 99.1


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
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Certificate No.:    THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S         Certificate for
                    PROSPECTUS, DATED [NOVEMBER ], 2000 (THE "PROSPECTUS"), AND ARE INCORPORATED           Rights
                    HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
                    HARRIS TRUST COMPANY OF NEW YORK, THE SUBSCRIPTION AGENT.
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                       UNITED STATES LIME & MINERALS, INC.
                Incorporated under the laws of the State of Texas

                            SUBSCRIPTION CERTIFICATE

           Evidencing Non-Transferable Subscription Rights to Purchase

            _______ Shares of Common Stock, par value $0.10 per share

                       Subscription Price: $[ ] per share

VOID IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON [      ], 2000.
REGISTERED OWNER:

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THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the       THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS
owner of the number of Subscription Rights set forth above, each of which            SUBSCRIPTION CERTIFICATE ARE NOT
entitles the owner to subscribe for and purchase one share of Common Stock, par      TRANSFERABLE. SUCH SUBSCRIPTION RIGHTS MAY
value $0.10 per share, of United States Lime & Minerals, Inc., a Texas               NOT BE EXERCISED UNLESS THE REVERSE SIDE
corporation, on the terms and subject to the conditions set forth in the             HEREOF IS COMPLETED AND SIGNED.
Prospectus and the instructions relating hereto on the reverse side hereof. The non-transferable Subscription Rights represented by this Subscription
Certificate may be exercised by completing Section 1 of the reverse side hereof.
Special delivery restrictions may be specified by completing Section 2 on the reverse side hereof.
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Dated:    [                 ], 2000




_____________________________________             _____________________________
Herbert G.A. Wilson                               Larry T. Ohms
President and Chief Executive Officer             Secretary




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SECTION 1 - EXERCISE AND SUBSCRIPTION

         The undersigned irrevocably exercises Subscription Rights to subscribe for ____ shares of Common Stock, par value $0.10 per share, as indicated below on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.

         (a)  Number of shares subscribed for pursuant to the Basic Subscription

Privilege: _____________________________________


         (b)  Number of shares subscribed for pursuant to the Over-Subscription

Privilege:_______________________________________


         YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

         (c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Over-Subscription Privilege multiplied by the Subscription Price of $[ ] per share):
________________________

METHOD OF PAYMENT (CHECK ONE)

   o Uncertified personal check. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED BY THE SUBSCRIPTION AGENT AND CLEARS THE BANKING SYSTEM BY SUCH TIME. YOU ARE ALSO URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK, BY MONEY ORDER OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

    o Certified check or bank check drawn on a U.S. bank or money order, payable to Harris Trust Company of New York, as Subscription Agent.

    o Wire transfer directed to the account maintained by Harris Trust Company of New York at _______________, account No.________________.

         If the amount enclosed or transmitted is not sufficient to pay the purchase price for all share(s) of United States Lime & Minerals, Inc. Common Stock that are stated to be subscribed for, or if the number of share(s) of United States Lime & Minerals, Inc. Common Stock being subscribed for is not specified, the number of share(s) of United States Lime & Minerals, Inc.




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Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all share(s) of United States Lime & Minerals, Inc. Common Stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS
            HOLDERS:

         (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name: ____________________________     Soc. Sec. #/Tax ID #: ___________________


Address: ______________________________________________________________________


         (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that show above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.


Name: ____________________________     Soc. Sec. #/Tax ID #: ___________________

Address: ______________________________________________________________________


ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the Prospectus and understand that after delivery to the Subscription Agent for United States Lime & Minerals, Inc. I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.



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Signature(s) of Registered Holder: ________________  Date:______________, 2000

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.


Name: __________________  Capacity: _____________ Soc. Sec. #/Tax ID #:________

Address: ______________________________________     Phone: ____________________


                            GUARANTEE OF SIGNATURE(S)

         All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:                                    Name of Firm:


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Name: _________________  Title: ______________ Soc. Sec. #/Tax ID #: __________

Address: _________________________________________ Phone: _____________________


         YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

                              Signature Guaranteed:


                          By:
                             -----------------------------------
                              Name of Bank or Firm: